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                                                                   EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of SiVault Systems, Inc. (formerly Security Biometrics, Inc.; the "Registrant") of our report dated November 6, 2003 relating to the consolidated financial statement of SiVault Systems, Inc. and its subsidiaries, which is incorporated by reference in SiVault Systems. Inc.'s, annual report on Form 10KSB for the year ended June 30, 2003 contained in the Registration Statement and Prospectus.





                                             /s/ Amisano Hanson
                                             ---------------------------------
                                             CHARTERED ACCOUNTANTS









Vancouver, Canada
January 4, 2005